SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 29, 2004

                Date of Report (Date of earliest event reported)

                          [NW LOGO OMITTED] NW NATURAL

                          NORTHWEST NATURAL GAS COMPANY

             (Exact name of registrant as specified in its charter)



                            Commission File No. 0-994

OREGON                                                     93-0256722
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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ITEM 5.  OTHER EVENTS

In addition to presenting results of operations and earnings amounts in total, Northwest Natural Gas Company ("NW Natural" or the "Company") has expressed certain measures herein in cents per share on a diluted basis (see Note 1 in the Company's 2002 Form 10-K). These amounts reflect factors that directly impact the Company's earnings. The Company believes this per share information is useful because it enables readers to better understand the impact of these factors on the Company's earnings.

EARNINGS FOR FOURTH QUARTER, TWELVE MONTHS ENDED DECEMBER 31, 2003
------------------------------------------------------------------

NW Natural reported consolidated earnings applicable to common stock of $45.7 million for the fiscal year ended Dec. 31, 2003, compared to $41.5 million in 2002. Earnings in 2003 were $1.76 a diluted share, compared to earnings of $1.62 a diluted share in 2002. The results for 2002 included charges equivalent to 33 cents a share relating to a terminated acquisition.

For the quarter ended Dec. 31, 2003, NW Natural's consolidated earnings applicable to common stock were $21.7 million, up 22 percent from $17.8 million in the fourth quarter of 2002. Earnings for the fourth quarter were 83 cents a diluted share, up from 69 cents a diluted share last year.

In 2003, NW Natural grew its customer base by more than 3 percent adding 18,083 customers to its gas distribution system during the year. The Company also increased earnings from its business segment for interstate gas storage services from 14 cents a share in 2002 to 17 cents a share in 2003, secured a permit for the construction of a major extension of its pipeline from the Mist Storage Field to the Portland metropolitan area and completed the first 11.7-mile segment of the pipeline, below budget and on time for the 2003-04 heating season.

NW Natural completed its general rate case in Oregon with a result that included phased rate increases, the recovery of costs relating to its gas storage investments and higher operating expenses, and the approval of a new weather normalization mechanism.

Fourth Quarter Detail
---------------------

Total gas deliveries in the fourth quarter were 350 million therms, up 7 percent from last year. Net utility margin, after allowances for demand charges and other items, was $89.4 million, 12 percent higher than last year's $80.0 million.

Sales to residential and commercial customers in the fourth quarter of 2003 were 204 million therms, up 8 percent from last year despite slightly warmer weather. Weather for the fourth quarter was 7 percent warmer than average and 1 percent warmer than last year. The Company's new weather normalization mechanism in Oregon contributed $2.1 million of margin in the fourth quarter, equivalent to 5 cents a share, making up a significant portion of the weather-related margin loss. The mechanism was not effective until the middle of October, a month that


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was 28 percent warmer than average in NW Natural's service area (measured in degree-days) and 34 percent warmer than last year.

Gas deliveries to industrial and electric generation customers in the fourth quarter were 146 million therms, up 6 percent from 137 million therms last year. Margin in these sectors in the fourth quarter was $10.1 million, up from $9.7 million last year. The higher deliveries and margin in the industrial market in the fourth quarter primarily reflect the addition of a large new customer and some rate design changes approved in the Oregon general rate case.

Earnings from NW Natural's gas storage business segment in the fourth quarter of 2003 were $0.9 million, equivalent to 3 cents a diluted share, compared to $1.2 million or 4 cents a share in the fourth quarter of 2002. These results include income from interstate gas storage services as well as income from a contract with an independent trading company that seeks to optimize the use of NW Natural's assets by trading temporarily unused portions of its gas storage capacity and upstream pipeline transportation capacity. NW Natural provides gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity that has been developed in advance of core utility customers' requirements. Results from the gas storage segment were higher in the fourth quarter of 2002 due to a larger contribution of income in that quarter from the asset optimization contract.

NW Natural completed the first phase of its South Mist Pipeline Extension
(SMPE), an 11.7-mile segment from the Molalla gate station on the Williams-West interstate pipeline system to a point near Aurora, Ore., and put it into service in mid-November. Results for the fourth quarter include $0.6 million of deferred revenues for the recovery of costs relating to this pipeline segment, pursuant to the treatment of the SMPE in NW Natural's Oregon general rate case.

Fiscal Year Detail
------------------

NW Natural earned $1.57 a diluted share from utility operations in 2003, compared to $1.76 a share from utility operations in 2002. In addition, the Company earned 17 cents a diluted share in 2003 from interstate gas storage operations, up from 14 cents a share in 2002; and 2 cents a diluted share from subsidiary and other non-utility operations, compared to a loss of 28 cents a share in 2002. The loss from non-utility operations in 2002 included charges equivalent to 33 cents a diluted share relating to NW Natural's effort to purchase Portland General Electric Company from Enron.

NW Natural's total gas sales and transportation deliveries in 2003, excluding deliveries of gas stored for others, were 1.1 billion therms, down 2 percent from 2002. Net utility margin, after allowances for demand charges and other items, was $279 million, about the same as last year.

Gas sales to residential and commercial customers in 2003 were 582 million therms, down about 1 percent from 2002. Weather in 2003 was 6 percent warmer than average and 7 percent warmer than 2002.


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Margin from the residential and commercial market sectors was $309 million, up 3 percent from $299 million in 2002. The negative impact of warmer weather was more than offset by the effects of rate increases and customer growth. The higher margin in 2003 reflects the full-year impact of rate increases effective in Oregon on Oct. 1, 2002, designed to recoup the margin lost due to changes in customers' consumption patterns. The higher margin also reflects rate increases effective Sept. 1, 2003, resulting from NW Natural's general rate case in Oregon. NW Natural had 578,150 customers at year-end 2003, up 3.2 percent from year-end 2002. The Company estimates that customer growth contributed 16 million therms to sales volumes and $6.7 million to margin revenues during the year.

Gas deliveries to industrial and electric generation customers in 2003 were 518 million therms, down 3 percent from last year. Margin from sales and transportation in these markets was $37.7 million, down about 17 percent from last year. Results for 2003 reflect weak economic conditions early in the year, but also some cost-related changes in the design of industrial rates in the Oregon general rate case that reduced industrial margins. Results in 2002 included $4.5 million of margin, equivalent to 11 cents a share of earnings, from contracts for service to electric generation customers that expired at mid-year 2002.

NW Natural earned $4.3 million from its gas storage business segment in 2003, compared to $3.6 million in 2002. In both cases the income is net of amounts shared with core utility customers.

NW Natural's partial decoupling mechanism in Oregon contributed $3.5 million of margin in 2003, equivalent to 8 cents a diluted share of earnings, compared to $1.7 million of margin or 4 cents a share in 2002. The decoupling mechanism, approved by the Public Utility Commission of Oregon in the fall of 2002 as part of NW Natural's Conservation Tariff, was designed to recover lost margin due to changes in residential and commercial consumption patterns.

NW Natural has a Purchased Gas Adjustment tariff in Oregon under which it absorbs 33 percent of any excess cost of gas, or retains 33 percent of any savings, both as compared to the gas commodity prices built into rates. The Company also retains 33 percent of the margin when it sells surplus gas commodity off-system, distributing 67 percent to its customers. NW Natural's share of the commodity savings and off-system margin realized from its gas purchasing program in 2003 contributed $5.2 million of margin for the year, equivalent to 12 cents a diluted share of earnings. Last year these factors contributed $11.7 million of margin, equivalent to 28 cents a share of earnings.

Operations and maintenance expenses in 2003 were up $11.3 million, or 13 percent, over last year. The increase in O&M expenses included higher pension expense as determined under Statement of Financial Accounting Standards (SFAS) No. 87 ($3.1 million), as well as higher costs for health benefits ($0.9 million) and business risk insurance premiums ($0.9 million). The higher expenses in these three categories reduced earnings for the year by about 12 cents a share as compared to the equivalent expenses in 2002. Expenses in these categories at approximately their current levels were included in expenses for ratemaking purposes in NW Natural's Oregon general rate case.


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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 29, 2004, the Company issued a press release announcing its earnings for the fourth quarter of 2003 and twelve months ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1.

FORWARD-LOOKING STATEMENTS
--------------------------

This report and other presentations made by the Company from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors, among others, that could cause the actual results of the Company to differ materially from those projected in such forward-looking statements: (i) prevailing state and federal governmental policies and regulatory actions, including those of the Oregon Public Utility Commission, the Washington Utilities and Transportation Commission and the U.S. Department of Transportation's Office of Pipeline Safety, with respect to allowed rates of return, industry and rate structure, purchased gas and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, the maintenance of pipeline integrity, present or prospective wholesale and retail competition, changes in tax laws and policies and changes in and compliance with environmental and safety laws, regulations and policies; (ii) weather conditions and other natural phenomena; (iii) unanticipated population growth or decline, and changes in market demand and demographic patterns; (iv) competition for retail and wholesale customers; (v) pricing of natural gas relative to other energy sources; (vi) risks resulting from uninsured property damage to Company property, intentional or otherwise; (vii) unanticipated changes in interest or foreign currency exchange rates or in rates of inflation; (viii) economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas; (ix) unanticipated changes in operating expenses and capital expenditures; (x) unanticipated changes in future liabilities relating to employee benefit plans; (xi) capital market conditions, including their effect on pension costs; (xii) competition for new energy development opportunities; (xiii) potential inability to obtain permits, rights of way, easements, leases or other interests or other necessary authority to construct pipelines, develop storage or complete other system expansions; and
(xiv) legal and administrative proceedings and settlements. All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New


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factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                NORTHWEST NATURAL GAS COMPANY
                                                (Registrant)


Dated:  January 29, 2004                        /s/ Bruce R. DeBolt
                                                -----------------------------
                                                Senior Vice President and
                                                Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibits        Description

99.1    Press Release of Northwest Natural Gas Company issued January 29, 2004.